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                             STOCK PLEDGE AGREEMENT

                           dated as of March 12, 1998

                                     between

                      RESOURCE PROPERTIES, INC., as Pledgor

                                       and

                 MERRILL LYNCH MORTGAGE CAPITAL INC., as Lender







--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
ARTICLE I

         CERTAIN DEFINITIONS......................................................................................1

ARTICLE II

         COLLATERAL: GENERAL TERMS................................................................................3
         Section 2.01.     Security Interest......................................................................3
         Section 2.02.     Delivery of Certificates, Instruments, Etc.............................................4
         Section 2.03.     Release of Security Interest...........................................................4
         Section 2.04.     Pledgor Remains Liable.................................................................5

ARTICLE III

         REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGORS....................................................5
         Section 3.01.     Representations and Warranties.........................................................5
         Section 3.02.     Covenants..............................................................................6
         Section 3.03.     Protection of Collateral...............................................................7
         Section 3.04.     Sale or Pledge of Related Collateral...................................................7
         Section 3.05.     Further Assurances, Preservation and Perfection of Security Interest...................7
         Section 3.06.     Rights of Pledgor......................................................................8
         Section 3.07.     Preservation of Related Collateral.....................................................8
        [Section 3.09.     Agreements of Pledgor.......... .......................................................8]

ARTICLE IV

         NEGATIVE PLEDGE AGREEMENT................................................................................9

ARTICLE V

         LENDER' RIGHTS AND REMEDIES..............................................................................9
         Section 5.01.     Remedies...............................................................................9
         Section 5.02.     [Intentionally Omitted................................................................10
         Section 5.03.     Application of Proceeds...............................................................10
         Section 5.04.     Deficiency............................................................................11
         Section 5.05.     Appointment of Lender as Pledgors' Lawful Attorney....................................11
         Section 5.06.     Reimbursement.........................................................................12
         Section 5.07.     Exoneration of Lender; Certain Reimbursements.........................................12
         Section 5.08.     Waiver of Redemption and Deficiency Rights............................................12


ARTICLE VI

         MISCELLANEOUS...........................................................................................13
         Section 6.01.     Remedies Cumulative...................................................................13
         Section 6.02.     Prejudgment Remedy Provision..........................................................13
         Section 6.03.     Security Interest Absolute............................................................13
         Section 6.04.     [Intentionally Omitted]...............................................................13
         Section 6.05.     No Delay; Waivers.....................................................................13
         Section 6.06.     Further Assurances....................................................................13
         Section 6.07.     Waivers and Amendments................................................................14
         Section 6.08.     Notices...............................................................................14
         Section 6.09.     Governing Law.........................................................................15
         Section 6.10.     Submission to Jurisdiction; Waiver of Objection to
                           Inconvenient Forum....................................................................15
         Section 6.11.     Waiver of Jury Trial..................................................................15
         Section 6.12.     Binding Agreement; Assignments........................................................16
         Section 6.13.     [Reserved]. ..........................................................................16
         Section 6.14.     Restoration or Set Aside..............................................................16
         Section 6.15.     Severability..........................................................................16
         Section 6.16.     Section Headings......................................................................16
         Section 6.17.     Counterparts..........................................................................16
         Section 6.18.     No Rights of Others...................................................................16
         Section 6.19.     Entire Agreement......................................................................17

                             STOCK PLEDGE AGREEMENT


                  STOCK PLEDGE AGREEMENT, dated as of March 12, 1998 (as amended, modified or supplemented from time to time, this "Agreement") between RESOURCE PROPERTIES, INC., a Delaware corporation ("Pledgor"), and MERRILL LYNCH MORTGAGE CAPITAL, INC., a Delaware corporation (with its successors and permitted assigns, "Lender").

                              PRELIMINARY STATEMENT

                  Pledgor is the sole shareholder and holds one hundred percent (100%) interest in Resource Properties XLIX, Inc., a Delaware corporation ("Borrower").

                  Borrower and Lender have entered into a secured loan agreement dated as of the date hereof (as amended from time to time, the "Loan Agreement") pursuant to which Lender has agreed, subject to the terms and conditions of the Loan Agreement, to make a loan to Borrower to finance Borrower's acquisition of the Mortgage Loan (as defined in the Loan Agreement).

                  To induce Lender to enter into the Loan Agreement, Pledgor has agreed to pledge and grant a security interest in and to the Collateral (as defined herein) to secure the obligations of Borrower under the Loan Agreement.

                  In consideration of the mutual promises of the Parties, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the Parties as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  Capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement except as set forth below:

                  "Accounts" means, as to Pledgor, all "accounts" (as defined in the UCC as in effect in the State of New York) now owned or hereafter acquired by Pledgor, including all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Pledgor, whether or not arising from the sale, lease or exchange of goods or other property by Pledgor and/or the performance of services by Pledgor (including any such obligation which might be characterized as an account, contract right or general intangible under the UCC as in effect in the State of New York), and all of Pledgor's rights to any goods, services or other property represented by any of the foregoing.

                  "Agreement" means this Stock Pledge Agreement, as amended from time to time.

                  "Bylaws" means the bylaws of Borrower, dated as of March __, 1998, as may be amended from time to time.

                  "Certificate of Incorporation" means the certificate of incorporation of Borrower, dated as of March __, 1998, as may be amended from time to time.

                  "Collateral" has the meaning specified in Section 2.01.

                  "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Pledgor.

                  "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by Pledgor, including (i) all obligations or indebtedness owing to Pledgor (other than Accounts) from whatever source arising and (ii) all rights or claims in respect of refunds for taxes paid.

                  "Instruments" means all "instruments," "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by Pledgor.

                  "Lender" has the meaning specified in the Loan Agreement.

                  "Monies" means all cash, checks, notes, drafts or similar items of payment.

                  "Obligations" means (i) all indebtedness, obligations and liabilities of Borrower to Lender arising under, or in connection with, the Loan Documents, whether now existing or hereafter arising; (ii) any and all sums paid by Lender in order to preserve the Collateral or its security interest therein;
(iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Borrower referred to in clause (i), the expenses of retaking, holding, collection, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Lender of its rights with respect to the Collateral under the Loan Documents, together with attorneys' fees and expenses and court costs; and (iv) all indemnity obligations of Borrower to Lender pursuant to the Loan Documents.

                  "Parties" has the meaning specified in the first paragraph hereof.

                  "Permitted Lien" has the meaning specified in the Loan Agreement.

                  "Person" means any natural person, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Pledgor" has the meaning specified in the first paragraph hereof.

                  "UCC" means at any time the Uniform Commercial Code as in effect in the State of New York; provided, that if, by reason of mandatory provisions of law, the validity or perfection of Lender's security interest in any item of collateral is governed by the UCC or other similar law as in effect in a jurisdiction other than New York, "UCC" means the UCC or such similar law as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection.

                                   ARTICLE II

                            COLLATERAL: GENERAL TERMS

                  Section 2.01. Security Interest. As security for the Obligations, Pledgor hereby grants Lender a continuing first-priority security interest in, Lien on and right of set-off against, and hereby assigns to Lender as security, all of Pledgor's right, title and interest, if any, in, to and under the following property and interests in property, whether now owned or hereafter acquired or existing and wherever located, (collectively, the related "Collateral"):

               (a) (i) all of Pledgor's right, title and interest in and to its equity interests in Borrower (the "Pledged Interests"), and the certificates, if any, representing the Pledged Interests, in each case whether now owned or hereafter acquired; and (ii) all cash, securities, dividends, proceeds and other property whether constituting Accounts, Documents, General Intangibles and/or Instruments or otherwise at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the Pledged Interests;

               (b) to the extent not included in clause (a) above, any and all rights and remedies of Pledgor under the Certificate of Incorporation and the Bylaws, including the right to enforce any and all representations, warranties, covenants, obligations, agreements and indemnities of any party thereto made to or for the benefit of, or that otherwise inure to the benefit of, Pledgor;

               (c) all securities hereafter delivered to Lender in substitution for or in addition to any of the foregoing, and all certificates and instruments representing or evidencing such securities and all cash, securities, dividends, proceeds and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

               (d) All books and records (including credit files, computer programs, printouts and other computer materials and records) of Pledgor pertaining to any of the foregoing;

               (e) All of Pledgor's right, title and interest in and to the profits and losses of Borrower and Pledgor's right as a shareholder of Borrower to receive distributions of Borrower's assets, upon complete or partial liquidation or otherwise; and

               (f)All cash and non-cash proceeds and products of the foregoing, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed when Collateral or proceeds are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto;

         provided, however, that any amounts distributed to Pledgor in its capacity as shareholder of Borrower shall not constitute Collateral, and shall be free and clear of any security interest granted by Pledgor to Lender hereunder, upon and after such distribution.

                  Section 2.02. Delivery of Certificates, Instruments, Etc. Pledgor shall deliver to Lender concurrently with the execution and delivery of this Agreement all original certificates, instruments and other documents, if any, evidencing or representing the related Collateral, together with copies of the Certificate of Incorporation and the Bylaws, in each case accompanied by, if applicable, a duly executed instrument of transfer in blank and shall execute and deliver to Lender such UCC financing statements as Lender shall specify to ensure Lender the benefits of the first priority Lien (as defined below) on and to the Collateral.

                  Section 2.03. Release of Security Interest. At such time as
(a) all Obligations shall have been paid and (b) the Loan Agreement shall have been terminated, Lender shall take all steps necessary to release the security interest in the Collateral granted hereunder. When so released, the Collateral shall be free and clear of any Lien created hereunder in favor of Lender. Upon such termination and at the written request of Pledgor, and at the cost and expense of Pledgor, Lender shall execute a satisfaction of this Agreement and such instruments, documents or agreements as are necessary or desirable to terminate, radiate, discharge and remove of record any documents constituting public notice of this Agreement and the security interests and assignment granted hereunder and shall deliver or cause to be delivered to Pledgor all property (if any), including Monies, of Pledgor then held by Lender.

                  Section 2.04. Pledgor Remains Liable. Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable under the Certificate of Incorporation, the Bylaws and any other shareholder agreements affecting the rights, limitations, preferences or obligations of Pledgor (collectively, the "Shareholder Documents") to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Lender of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the Shareholder Documents; and (c) Lender shall not have any obligation or liability under the Shareholder Documents by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; provided that Lender and any other transferee of the Collateral shall take the same subject to the Shareholder Documents.

                                   ARTICLE III

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

                  Section 3.01. Representations and Warranties. Pledgor makes the representations and warranties set forth below to Lender:

                  (a)   General Representations and Warranties.

                        (i) Due Organization; Power. Pledgor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power to own its properties, conduct its business, enter into this Agreement and perform its obligations hereunder.

                        (ii) Due Authorization. This Agreement and the granting of a continuing first-priority security interest in the related Collateral have been duly authorized by Pledgor; this Agreement has been validly entered into by Pledgor; and this Agreement constitutes a valid and binding instrument of Pledgor, enforceable against Pledgor in accordance with its terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principals of equity (regardless of whether enforceability is considered in a proceeding in equity or at law));

                        (iii) No Consents. Except as required for perfection of the security interest in the Collateral as described in Section 3.01(c), no permits, licenses, franchises, approvals, authorizations, qualifications or consents of, or registrations or filings with, governmental authorities are required in connection with the execution or delivery by Pledgor of, or the performance by Pledgor of its obligations under, this Agreement, except such as have been obtained or made and are in full force and effect;

                        (iv) No Conflict. The execution and delivery of, and the performance by Pledgor of its obligations under, this Agreement do not and will not result in a breach or constitute a violation of, conflict with, or constitute a default under, the Certificate of Incorporation or the Bylaws of Pledgor, or any law, regulation, order or judgment applicable to Pledgor or any agreement or instrument to which Pledgor is a party or by which Pledgor or any of its property is bound;

                        (v) No Material Litigation. There are no actions, suits, proceedings or claims pending or, to the knowledge of Pledgor, threatened against or affecting Pledgor or any of its property which may have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Title to Related Collateral. Pledgor is the sole owner of all of the related Collateral, beneficially and of record, free and clear of any Liens other than the Liens created hereunder. The Collateral is not subject to any option to purchase or similar rights of any kind.

                  (c) Perfection. Upon (i) the execution and delivery of this Agreement and (ii) the filing of a UCC-1 financing statement against Pledgor and naming Lender as the secured party in the office of the Secretary of State of The Commonwealth of [Pennsylvania], the office of the prothonotary of the County of Philadelphia, Pennsylvania, and the office of the Secretary of State of the State of Delaware, Lender will have a valid, perfected, continuing, first-priority security interest in or lien on, respectively, that portion of the related Collateral in which a security interest is perfected by filing a financing statement under the UCC.

                  (d) Principal Place of Business; Taxpayer Identification Number. The principal place of business of Pledgor is the address indicated in
Section 6.08. Pledgor's federal taxpayer identification number is 23-2720234.

                  Section 3.02. Covenants. Pledgor covenants and agrees with Lender as set forth below:

                  (a) Defense of Title. Pledgor shall defend its title to the related Collateral against all claims of all Persons whomsoever, except with respect to Liens created hereby or Permitted Liens.

                  (b) Additional Liens. Pledgor shall not (i) permit any Lien except Permitted Liens to be created or exist with respect to the related Collateral, or (ii) agree to amend, modify or supplement the Certificate of Incorporation and the Bylaws or any other agreements, documents or certificates related to the related Collateral in any material respect without the prior written consent of Lender.

                  (c) Change in Location of Principal Place of Business. Pledgor shall not, without ten (10) days prior written notification to Lender, relocate its principal place of business to a new location. At the time of such written notification, such Pledger shall execute and file any documents necessary to perfect (and to continue the perfection of) Lender's security interests.

                  Section 3.03. Protection of Collateral. Pledgor will not create, permit or suffer to exist, and will defend the related Collateral against and take such other action as is necessary to remove, any Lien on such related Collateral other than Permitted Liens, and if Pledgor fails to do so, Lender may, without waiving or releasing any obligation or liability of Pledgor hereunder or any Event of Default, at any time thereafter (but shall be under no obligation to), make such payment or any part thereof, obtain such discharge or otherwise defend Pledgor's title to the related Collateral. All sums so paid by Lender and any expenses incurred by Lender in connection therewith, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by Pledgor to Lender, and shall be deemed additional Obligations secured by the Collateral.

                  Section 3.04. Sale or Pledge of Related Collateral. Pledgor shall not sell, assign, transfer or otherwise dispose of, or pledge or otherwise encumber (except to the extent permitted by this Agreement or the other Loan Documents), any of the related Collateral or any interest therein.

                  Section 3.05. Further Assurances, Preservation and Perfection of Security Interest. (a) At its own expense, Pledgor shall do all such acts, and shall execute and deliver to Lender all such financing statements, certificates, instruments and other documents and shall do and perform or cause to be done all matters and such other things necessary or expedient to be done as Lender may reasonably request from time to time in order to give full effect to this Agreement, and for the purpose of effectively perfecting, maintaining and preserving Lender's security interest and the benefits intended to be granted to Lender hereunder. To the extent permitted by applicable law, Pledgor hereby authorizes Lender to execute and file, in the name of Pledgor or otherwise, UCC financing statements, including continuation statements, which Lender in its sole discretion may deem necessary or appropriate.

                  (b) If Pledgor fails to perform any act required by this Agreement, Lender may, but shall not be obligated to, perform or cause the performance of such act, and the expenses of Lender incurred in connection therewith shall be governed by Section 5.06 hereof.

                  Section 3.06. Rights of Pledgor. Unless an Event of Default shall have occurred and be continuing, notwithstanding any other provision of this Agreement to the contrary, Pledgor shall be entitled to (i) exercise any and all voting and other consensual rights pertaining to the related Pledged Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement and (ii) receive and use, free and clear of any Lien created hereby or any security interest granted by Pledgor to Lender hereunder, for any purpose any distributions actually made, and any allocations actually made, with respect to the Pledged Interests (whether as a distribution of net cash flow or otherwise).

                  Section 3.07. Preservation of Related Collateral. Pledgor will not allow any material default for which it is responsible to occur under any related Collateral, and shall fully perform or cause to be performed when due all of its obligations under the related Collateral.

                  Section 3.08.     Papers, Records and Files.

                  (a) Maintenance . Pledgor shall acquire and shall assemble, maintain and have available a complete file relating to the Pledged Interests, including all statements and other information delivered to Pledgor pursuant to the Certificate of Incorporation, the Bylaws and any other Shareholder Documents. Pledgor shall maintain all such papers, records and files not in the possession of Lender in good and complete condition and shall preserve them against loss.

                  (b) Pledgor to Hold Records in Trust for Lender. For so long as Lender has a security interest in any related Collateral, Pledgor will hold or cause to be held any paper, record or file related to the such Collateral in trust for Lender.

                  (c) Lender's Rights of Inspection. Upon reasonable advance notice from Lender, and during regular business hours, Pledgor shall make any or all such papers, records or files available to Lender in order that Lender may examine any such papers, records and files, either by its employees or by agents or contractors, or both, and make copies of all or any portion thereof.

                  Section 3.09. Agreements of Pledgor. Until the Obligations are performed in full, Pledgor covenants and agrees with the Lender not to permit Borrower, while equity interests in Borrower have been pledged pursuant to this Agreement, to elect to have such equity interests treated as securities governed by Article 8 of the Uniform Commercial Code.

                  The representations and warranties set forth in this Section 3 shall survive the execution and delivery of this Agreement.

                                   ARTICLE IV

                            NEGATIVE PLEDGE AGREEMENT

                  Pledgor covenants and agrees that until such time as (i) all Obligations shall have been paid and (ii) the Loan Agreement shall have been terminated, Pledgor will not, without the written consent of Lender:

                  (a) Sell, assign, pledge, grant any Lien other than a Permitted Lien on, transfer, dispose of or otherwise encumbers the related Collateral or any part thereof, including, without limitation, entering into any lock-up or any other arrangement with respect to the related Collateral that adversely affects the interests of the Lender (as determined by the Lender); or

                  (b) Amend, waive, modify or otherwise change any of the terms or provisions of the Certificate of Incorporation, the Bylaws, any document setting forth the designation, amount, relative rights, limitations and preferences of any class of equity of the Borrower or any equivalent documents (in each case as in effect on the Closing Date), or consent to any such amendment, modification or change, provided that if any of the terms or provisions of the Certificate of Incorporation or the Bylaws or other Shareholder Documents is, or is proposed to be, amended, waived, or modified without the consent of Pledgor, Pledgor shall provide Lender with prompt written notice of every such proposed and actual amendment or modification to the extent that Pledgor has notice or knowledge thereof.


                                    ARTICLE V

                           LENDER' RIGHTS AND REMEDIES

                  Section 5.01. Remedies. (a) Should any Event of Default occur, Lender is hereby authorized and empowered, at its election, (i) to transfer and register in its or its nominee's name the whole or any part of the Collateral, including by means of the completion of the instrument of transfer referred to in Section 2.02, (ii) to exercise all voting rights with respect to the Collateral, (iii) to demand, sue for, collect, receive and give acquittance for any and all cash distributions or monies due or to become due upon or by virtue thereof, and to settle, prosecute or defend any action or proceeding with respect thereto, (iv) to sell in one or more sales (public or private) the whole or any part of the Collateral or otherwise to transfer or assign the same, (v) to receive and retain all distributions on the Collateral, and (vi) to otherwise enforce and act with respect to the Collateral or the proceeds thereof as though Lender were the outright owner thereof. Pledgor hereby irrevocably constitutes Lender as its proxy and attorney-in-fact, with full power of substitution, to accomplish any of the foregoing, which appointment is coupled with an interest.

                  (b) In the event of any disposition of the Collateral as provided in Section 5.01(a)(iv), Lender shall give to Pledgor at least ten (10) days prior written notice of the time and place of any public sale of the related Collateral or of the time after which any private sale or any other intended disposition is to be made. Pledgor hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice. Lender may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by Pledgor, to the fullest extent permitted by law). Lender may buy any part or all of the related Collateral at any public sale and, if any part or all of the related Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations or as otherwise permitted by law, Lender may buy any part or all of the related Collateral at a private sale and may make payments thereof by any means.

                  (c) Pledgor recognizes that Lender may be unable to effect a public sale of the related Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers and may otherwise be required to impose additional limitations on sales as a result thereof. Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. Pledgor agrees to use its best efforts to cause Borrower to execute and deliver all such instruments and documents and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Lender, advisable (i) to cause the related Collateral to be exempt from registration under the provisions of the Securities Act, (ii) to amend such instruments and documents which, in the opinion of the Lender, are necessary or advisable to meet the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, and (iii) to make any sales of any portion or all of the Collateral pursuant to this Section 5.01 valid and binding and in compliance with any and all applicable laws. Pledgor further agrees to cause Borrower to comply with the provisions of the state securities or "Blue Sky" laws of any jurisdiction which the Lender shall designate, to the extent that any such laws apply under circumstances under which the related Collateral is exempt from registration under the provisions of the Securities Act.

                  Section 5.02.     [Intentionally Omitted].

                  Section 5.03. Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto following Lender's exercise of remedies hereunder, and any other cash at the time held by Lender hereunder, shall be applied by Lender in the following manner:

                  first, to the reimbursement of sums expended by Lender pursuant to Section 5.06, and to the payment of the costs and expenses of such collection, sale or realization, or any other enforcement action pursuant hereto, including attorney's fees (including the allocated expenses of internal counsel to Lender), and all other expenses incurred in connection therewith, with a reasonable reserve for any liabilities incurred in connection therewith; and

                  second, to Pledgor, or its successors or assigns, provided, however, that so long as the Loan is outstanding, all such amounts shall be distributed concurrently to Lender for application in the following order of priority:

                  first, to any Loan Fees and Expenses, if any (without duplication of amounts applied pursuant to clause first above);

                  second, to any interest accrued and unpaid on the Loan, if any;

                  third, to the Principal Amount of the Loan (until paid in full); and

                  fourth, to the payment to Pledgor or its successors or assigns.

As used in Sections 5.03 and 5.04, "proceeds" of Collateral shall mean cash and other property realized in respect of, and distributions in kind of, such Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor or any other issuer of or obligor on any of such Collateral.

                  Section 5.04. Deficiency. If the proceeds of the sale, collection or other realization of or upon the Collateral pursuant to Section
5.01 are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, neither Pledgor nor the shareholders in Pledgor shall be liable to Lender for the deficiency (except as otherwise provided in the Loan Agreement).

                  Section 5.05. Appointment of Lender as Pledgors' Lawful Attorney. Pledgor irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as its true and lawful attorney (and agent-in-fact) to take the following actions and upon the occurrence and during the continuance of an Event of Default:

                  (a) To Endorse Pledgor's Name. At such time or times hereafter as Lender or its agent in its sole discretion may determine, in Pledgor's or Lender's name, to endorse Pledgor's name on any checks, notes, drafts, instruments, documents or any other payment relating to the related Collateral and/or proceeds of the related Collateral which come into the possession of Lender or come under Lender's control;

                  (b) To Sign Pledgor's Name to Perfection Documents. To the extent permitted by law, to sign Pledgor's name on any documents (including financing statements and continuations thereof) necessary or desirable for the purpose of maintaining or achieving the perfection of a security interest in the related Collateral; and

                  (c) To Sign Pledgor's Name on Other Documents. To the extent permitted by law, to sign Pledgor's name to any document necessary or appropriate in order to permit Lender to fully exercise its rights under Section 5.01.

                  Section 5.06. Reimbursement. All sums expended by Lender in connection with the exercise of any right or remedy provided for herein shall be and shall remain the obligation of Pledgor. At the option of Lender, all such sums may be paid from the related Collateral or may be advanced by Lender, in which event they shall be deemed to have been advanced to Pledgor and shall be reimbursed by Pledgor to Lender upon demand therefor.

                  Section 5.07. Exoneration of Lender; Certain Reimbursements.

                  (a) Lender's Powers for Lender's Sole Benefit. The powers conferred on Lender hereunder are solely for Lender's benefit, and do not impose any duty on Lender to exercise any such powers. Following an Event of Default or the occurrence of any other event entitling Lender to exercise remedies hereunder, Lender shall have no duty of care to Pledgor as to any Collateral or with respect to the taking of any steps necessary to preserve rights against other parties or any other obligation pertaining to the related Collateral. Pledgor waives, to the fullest extent permitted by law, all rights whatsoever against Lender for any loss, expense, liability or damage suffered by Pledgor as a result of actions taken pursuant to this Agreement, including those arising under any "mortgagee in possession" doctrine or the like, except to the extent such losses, expenses, liabilities or damages result from the gross negligence or willful misconduct of Lender.

                  (b) Pledgor to Reimburse Lender for Collateral-Preservation Fees and Taxes. Without limiting the application of Section 5.07(a), Pledgor shall pay or reimburse Lender for all fees and taxes in connection with preserving the related Collateral and Lender's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the related Collateral, except to the extent such fees and taxes result from the gross negligence or willful misconduct of Lender.

                  Section 5.08. Waiver of Redemption and Deficiency Rights. Pledgor hereby waives, to the fullest extent permitted by law, every statute of limitation, any right of redemption, any moratorium or redemption period, and any right which Pledgor may have to direct the order in which any of the related Collateral shall be disposed of in the event of any disposition thereof pursuant hereto.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.01. Remedies Cumulative. The rights, remedies and benefits of Lender herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which Lender may have under this Agreement or any other Loan Document, at law, in equity, by statute or otherwise. Without limiting the generality of the foregoing, Lender shall have all rights and remedies of a secured party under Article 9 of the UCC in each applicable jurisdiction.

                  Section 6.02. Prejudgment Remedy Provision. In the event of any legal action between Pledgor and Lender hereunder, Pledgor expressly waives, to the extent permitted by law, any and all rights Pledgor may have under the law as now constituted or hereafter amended that may constitute a limitation on prejudgment remedies, and Lender may invoke any prejudgment remedy available to it, including garnishment, attachment, foreign attachments and replevin, with respect to the related Collateral to enforce the provisions of this Agreement.


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




                  Section 6.03. Security Interest Absolute. All rights of Lender hereunder, the grant of a security interest in the Collateral and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Underlying Loan Documents or the Transaction Documents, (b) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any release, amendment or waiver of or any consent to any departure from the Loan Agreement or any other agreement or instrument, (c) any exchange, release or nonperfection of any other collateral, or any release, amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or in respect of this Agreement.

                  Section 6.04.  [Intentionally Omitted]

                  Section 6.05. No Delay; Waivers. No delay on the part of Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. Lender shall not be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by Lender.

                  Section 6.06. Further Assurances. Each Party shall execute such deeds, assignments, endorsements and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

                  Section 6.07. Waivers and Amendments. This Agreement may be amended, superseded or canceled, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the Parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede or cancel this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.

                  Section 6.08. Notices. All notices, requests, demands and other communications required under the terms and provisions hereof shall be in writing and shall become effective when delivered by hand or received by telecopier, telegram, registered or certified mail, postage prepaid, or an established overnight delivery service, addressed as follows:

                  If to Lender:

                           Merrill Lynch Mortgage Capital Inc.
                           World Financial Center, North Tower
                           250 Vesey Street
                           New York, New York 10281

                           Attention:  David Mahoney
                           Facsimile No.:  (212) 449-0735
                           Confirmation:  (212) 449-9293

                           and:

                           Attention: Michael Nash
                           Facsimile No.:  (212) 449-0769
                           Confirmation:  (212) 449-5080


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




                  with a copy to:

                           Sidley & Austin
                           875 Third Avenue
                           New York, New York 10022

                           Attention:  George Petrow
                           Facsimile No.:  (212) 906-2021
                           Confirmation:  (212) 906-2258

                  If to Pledgor:

                           Resource Properties, Inc.
                           c/o Resource America, Inc.
                           1521 Locust Street, 4th Floor
                           Philadelphia, Pennsylvania  19102

                           Attention:  Scott Schaeffer
                           Facsimile No.:  (215) 546-5005
                           Confirmation:  (215) 546-5388

                  with a copy to:

                           Ledgewood Law Firm
                           1521 Locust Street
                           Philadelphia, Pennsylvania  19102

                           Attention:  Jeffrey Brotman, Esq.
                           Facsimile No.:  (215) 735-2513
                           Confirmation:  (215) 731-9450

or to such other address as the party to receive the notice shall designate by notice to the other party.

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





                  Section 6.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral is required, pursuant to mandatory choice-of-law rules, to be governed by the laws of a jurisdiction other than the State of New York.

                  Section 6.10. Submission to Jurisdiction; Waiver of Objection to Inconvenient Forum. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for purposes of all legal proceedings arising out of or relating to this Agreement. Each Party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  Section 6.11. Waiver of Jury Trial. Pledgor and Lender hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement, the related Collateral or the transactions contemplated hereby.

                  Section 6.12. Binding Agreement; Assignments. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Pledgor shall not assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by Lender as Collateral under this Agreement, except with the prior written consent of Lender. Any purported assignment in violation of this Section shall be null and void. At any time that two or more Persons are participants in the interests of Lender hereunder, Lender or its designee shall serve as representative ("Lender Representative") for all of them under all the Loan Documents. The Lender Representative will serve as the sole source of communication from such Persons and delivery of notices or information to Lender Representative by Pledgor shall be deemed to constitute delivery to all such participants. Except as otherwise provided in the preceding sentence, the designation of a Lender Representative shall not relieve Pledgor of its obligations to any Person participating in the interests of Lender hereunder.

                  Section 6.13.     [Reserved].

                  Section 6.14. Restoration or Set Aside. If, for any reason, any portion of Borrower's payments to Lender pursuant to the Obligations is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and shall continue in full force and effect as if said payment or payments had not been made, and the full amount Lender is required to repay, plus any and all costs and expenses (including (i) attorneys' fees and expenses and (ii) attorneys' fees and expenses incurred pursuant to the United States Bankruptcy
Code) paid by Lender in connection therewith, shall constitute additional Obligations.

                  Section 6.15. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, then, to the extent permitted by law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 6.16. Section Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  Section 6.17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  Section 6.18. No Rights of Others. No Person other than a Party shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

                  Section 6.19. Entire Agreement. This Agreement, taken together with the other Loan Documents, supersedes all prior written agreements and understandings between the Parties with respect to the subject matter hereof, whether express or implied, written or oral.


                       [Signature begin on the next page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be duly executed as of the date first above written.

                                            RESOURCE PROPERTIES, INC.
                                            as Pledgor


                                            By:_________________________________
                                                     Name: Scott Schaeffer
                                                     Title: President


                                            MERRILL LYNCH MORTGAGE CAPITAL INC.,
                                            as Lender


                                            By:________________________________
                                                     Name: David W. Mahoney
                                                     Title: Vice President